                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                         Radiance Medical Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                [RADIANCE LOGO]

                         13900 ALTON PARKWAY, SUITE 122
                            IRVINE, CALIFORNIA 92618

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 5, 2001

                                   ----------


To the Stockholders of Radiance Medical Systems, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Radiance Medical Systems, Inc. ("Radiance" or the "Company") on June 5, 2001 at 9:00 a.m., California time. The Annual Meeting will be held at the Company's offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618.

        At the Annual Meeting, you will be asked to consider and vote upon the following matters:

        1. To elect three individuals to serve a three year term as Class III members of the Company's Board of Directors from the following nominees: William G. Davis, Michael R. Henson and Jeffrey H. Thiel.

        2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year ending December 31, 2001.

        You also may be asked to consider and vote on other business that may properly come before the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help Radiance avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.


May 2, 2001                                     MICHAEL R. HENSON
                                                Chairman of the Board

                                [RADIANCE LOGO]

                         13900 ALTON PARKWAY, SUITE 122
                            IRVINE, CALIFORNIA 92618

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 5, 2001

                                   ----------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radiance Medical Systems, Inc., a Delaware corporation ("Radiance" or the "Company"), will be held on June 5, 2001 at 9:00 a.m. at the Company's offices at 13900 Alton Parkway, Suite 122 Irvine, California 92618, for the following purpose:

         1. To elect three individuals to serve a three year term as Class III members of the Company's Board of Directors from the following nominees: William G. Davis, Michael R. Henson and Jeffrey H. Thiel.

         2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year ending December 31, 2001.

         3. To transact such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                              By Order of the Board of Directors

                                              STEPHEN R. KROLL
                                              Secretary


Irvine, California
May 2, 2001

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                [RADIANCE LOGO]

                         13900 ALTON PARKWAY, SUITE 122
                            IRVINE, CALIFORNIA 92618

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 5, 2001

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Radiance Medical Systems, Inc. ("Radiance" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 5, 2001 at 9:00 a.m. at the Company's offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618, at which time stockholders of record on April 20, 2001 will be entitled to vote. On April 20, 2001, Radiance had 13,072,643 outstanding shares of its Common Stock ("Common Stock"). Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting.

         Radiance intends to mail this proxy statement and the accompanying proxy card on or about May 2, 2001 to all stockholders entitled to vote at the Annual Meeting. Radiance's principal executive offices are located at 13900 Alton Parkway, Suite 122, Irvine, California 92618. The telephone number at that address is (949) 457-9546.

VOTING

         The presence in person or by proxy of the holders of a majority of the Common Stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held as of the record date on each matter to be voted on at the Annual Meeting. Directors are elected by the affirmative vote of a plurality of votes cast at the Annual Meeting; therefore, broker non-votes and abstentions or votes that are withheld will be excluded entirely from the vote and have no effect on the outcome. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public auditors, and approval of any other matter that properly comes before the Annual Meeting, must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. If shares are not voted by a broker who is the record holder of the shares present at the Annual Meeting, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein, unless the proxy previously has been revoked. Unless otherwise specified in the proxy, the persons named therein will vote FOR the election of each of the director nominees. As to any other business properly submitted to stockholders at the Annual Meeting, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in its discretion.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of Radiance at Radiance's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

         Radiance will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. Radiance may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. Radiance may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Radiance. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of eight members, divided into three classes approximately equal in size. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominees for election at this year's Annual Meeting will serve as Class III Directors, with a term expiring at the Annual Meeting of Stockholders to be held in 2004. Each director is elected to serve until the expiration of his term.

         The nominees for election as Class III Directors at this year's Annual Meeting are William G. Davis, Michael R. Henson and Jeffrey H. Thiel. The nominees for election to the Board of Directors at the Annual Meeting currently are directors of the Company. Mr. Davis has served as a director since January 1995, Mr. Henson has served as a director since February 1995 and Mr. Thiel has served as a director since January 2001.

         The Board of Directors will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The three (3) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of Radiance. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in favor of the nominees listed below. The Board of Directors does not have a nominating committee.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

         Set forth below, as of March 15, 2001, for each nominee and for each director of Radiance is information regarding his age, position(s) with Radiance, the period he has served as a director, any family relationship with any other director or executive officer of Radiance, and the directorships currently held by him in corporations whose shares are publicly registered.

                        NOMINEES FOR CLASS III DIRECTORS

       NAME, AGE AND                                 PRINCIPAL OCCUPATION AND
  FIRST YEAR AS DIRECTOR                               BUSINESS EXPERIENCE
  ----------------------           -------------------------------------------------------------
William G. Davis, 69, 1995         Mr. Davis is an independent business consultant. From 1957 to
                                   1984, Mr. Davis was employed by Eli Lilly and Company, a
                                   diversified healthcare company, where he served as Executive Vice
                                   President, Eli Lilly International Corporation, from 1972 to
                                   1975, Executive Vice President, Pharmaceutical Division, from
                                   1975 to 1982, and President, Medical Instrument Systems Division,
                                   from 1982 until his retirement in 1984.

Michael R. Henson, 55, 1995        Mr. Henson joined the Company in February 1992 as President,
                                   Chief Executive Officer and Chairman of the Board of Directors.
                                   He currently serves the Company as Chairman of the Board of
                                   Directors. From June 1997 until March 1999, Mr. Henson served
                                   Chairman of the Board, Chief Executive Officer and President of
                                   the (former) Radiance Medical Systems, Inc., and as Chairman of the Board of the Company.  Prior to joining the Company, Mr.
                                   Henson served as the Chief Executive Officer of Endosonics
                                   Corporation from 1988 to February 1995, and as Chairman of the
                                   Board from February 1993 to November 1996. From April 1983 to
                                   February 1988, Mr. Henson served as President and Chief Executive
                                   Officer of Trimedyne, Inc., a manufacturer of medical lasers and catheters. Mr. Henson also serves on the board of directors of other, private medical device companies including Endologix,
                                   Inc., Anchor Medical Technologies, Inc. Endometics, Inc., and
                                   Micrus Corporation. Mr. Henson is also a director of the
                                   Cardiovascular Research Foundation and the managing partner of
                                   JAIC-Henson Medfocus Fund LLC, a medical venture capital fund.

Jeffrey H. Thiel, 45, 2001         Mr. Thiel joined the Company in October 1996 and presently serves as President and Chief Executive Officer and is a member of our
                                   Board of Directors. He served as President and Chief Operating
                                   Officer from September 1999 to December 2000. From February 1999 to September 1999, Mr. Thiel served as Executive Vice President, and from October 1996 to February 1999 as Vice President,
                                   Operations. From May 1995 to October 1996, Mr. Thiel served as
                                   Director of Operations of BEI Medical Systems. Mr. Thiel also serves on the board of directors of Micrus Corporation.

                                CLASS I DIRECTORS

         NOMINEE, AGE AND                             PRINCIPAL OCCUPATION AND
      FIRST YEAR AS DIRECTOR                            BUSINESS EXPERIENCE
      ----------------------                          ------------------------
Maurice Buchbinder, M.D., 47, 1999    Dr. Buchbinder, was a co-founder and member of the board of directors of the (former) Radiance from August 1997 to January
                                      1999. Since 1995, Dr. Buchbinder has served as the Director of
                                      Interventional Cardiology at Sharp Memorial Hospital, San Diego,
                                      California and as the Director of Interventional Cardiology at
                                      the Foundation for Cardiovascular Research, Scripps Memorial
                                      Hospital, La Jolla, California. From 1985 to 1995, Dr. Buchbinder
                                      served at various intervals as the Professor of Medicine and the
                                      Associate Professor of Medicine, Cardiology Division, USCD
                                      Medical Center, San Diego, California.  Dr. Buchbinder is Board
                                      certified, Diplomat, from the American Board of Cardiovascular
                                      Diseases and the American Board of Internal Medicine.

Jeffrey F. O'Donnell, 41, 1999        Mr. O'Donnell has served as President and Chief Executive Officer of PhotoMedex since November 1999. From March 1999 to November
                                      1999, Mr. O'Donnell served as the President and Chief Executive
                                      Officer of X-Site Medical. Mr. O'Donnell served as our President from January 1998 until March 1999, and Chief Executive Officer from June 1998 until March 1999. From November 1995 to January
                                      1998, Mr. O'Donnell served as our Vice President, Sales and
                                      Marketing. From January 1994 to May 1995, Mr. O'Donnell served as the President and Chief Executive Officer of Kensey Nash
                                      Corporation, a diversified medical device company. Mr. O'Donnell is a member of the board of directors of PhotoMedex and Escalon
                                      Medical Corporation, a manufacturer and distributor of cardiovascular and ophthalmology devices.

Gerard von Hoffmann, 43, 1996         Mr. von Hoffmann has been with the law firm of Knobbe, Martens,
                                      Olson & Bear LLP, Radiance's patent counsel, since 1986 and has been a partner since 1989. Mr. von Hoffman also serves on the board of directors of two privately-held medical device
                                      companies, Anchor Medical Technologies, Inc. and NeoMatrix, Inc.

                               CLASS II DIRECTORS


        NAME, AGE AND                            PRINCIPAL OCCUPATION AND
   FIRST YEAR AS DIRECTOR                          BUSINESS EXPERIENCE
   ----------------------                        ------------------------

Franklin D. Brown, 57, 1997         Mr. Brown is the Chairman and Chief Executive Officer of
                                    Endologix, Inc. From October 1994 until the sale of the company in September 1997, Mr. Brown served as Chairman, President and
                                    Chief Executive Officer at Imagyn, Medical Inc. From 1986 until the sale of the company in 1994, Mr. Brown served as President and Chief Executive Officer of Pharmacia Deltec, Inc. an
                                    ambulatory drug delivery company. Mr. Brown also serves on the boards of directors of Anchor Medical Technologies, Inc.,
                                    Endologix, Inc., Ablation Technologies, Inc., and Qualigen
                                    Corporation.

Edward M. Leonard, 59, 1996         Mr. Leonard has been a Managing Director of Broadview
                                    International LLC, an investment bank specializing in mergers and acquisitions for information technology companies, since
                                    September 1997. From 1978 to September 1997, Mr. Leonard was a
                                    partner in the law firm of Brobeck, Phleger & Harrison.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met 7 times during the year ended December 31, 2000. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served. The Board of Directors does not have a nominating committee.

         Audit Committee

         Radiance has a standing Audit Committee composed of Messrs. Edward M. Leonard, William Davis and Gerard von Hoffmann. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to the Proxy Statement as Exhibit A. The Audit Committee primarily is responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. All members of the Audit Committee are non-employee directors and satisfy suggested Securities and Exchange Commission and National Association of Securities Dealers standards with respect to independence, financial expertise and experience. The Audit Committee met 6 times during the year ended December 31, 2000. To ensure independence, the Audit Committee also meets separately with the Company's independent public accountants and members of management.

         REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Management is responsible for Radiance's internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Radiance's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communi-cations with Audit Committees).

         Our independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm's independence. The Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors' independence.

         Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Radiance's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                  Members of the Audit Committee

                                                  Gerard von Hoffman
                                                  William G. Davis
                                                  Edward M. Leonard

         Compensation Committee

         Radiance has a standing Compensation Committee which met 4 times during the year ended December 31, 2000. For the 2000 fiscal year, this Committee consisted of Franklin D. Brown, Jeffrey O'Donnell and Maurice Buchbinder, M.D. The Committee administers the Company's 1996 Option/Issuance Plan (the "1996 Option Plan") and other employee plans, and reviews and acts on matters relating to compensation levels and benefit plans for key executives of Radiance. The Compensation Committee has the power and authority to make stock option grants under the 1996 Option Plan to the Company's officers.

REMUNERATION

         Non-employee directors each receive a fee of $1,000 per quarter, $1,000 for each Board meeting attended and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Committees of the Board each receive an additional fee of $500 for each Committee meeting attended. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan. Each individual who first becomes a non-employee Board member, whether elected by the stockholders or appointed by the Board, automatically will be granted, at the time of such initial election or appointment, an option to purchase 5,000 shares of Common Stock at the fair market value per share of Common Stock on the grant date. Each option has a maximum term of ten years. On the date of each Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee Board member after the Annual meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

         Each initial option grant vests four over years, and each annual option grant vests upon the completion of one year of Board service. The option grants also vests immediately upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company.

         Mr. von Hoffmann, a member of the Company's Board of Directors, is a partner at Knobbe, Martens, Olson & Bear LLP, which serves as Intellectual Property Counsel to the Company.

         Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of Radiance. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of the Board of Directors, the executive officers of Radiance and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that Radiance received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and/or (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, Radiance believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except for the following: (i) Mr. Henson reported on a Form 5 but failed to file a Form 4 with respect to 3,125 shares of Common Stock pursuant to the exempt exercise of a stock option under the Company's stock option plan.

CERTAIN TRANSACTIONS

         On November 3, 1998, the Company signed a merger agreement with the (former) Radiance Medical Systems, Inc. ("RMS"), pursuant to which RMS agreed to merge with and into a wholly-owned subsidiary of the Company. The merger was approved by the stockholders of the Company and completed on January 14, 1999. Pursuant to the Merger, the Company paid the former stockholders of RMS $3.00 for each share of RMS preferred stock and $2.00 for each share of RMS common stock, for a total consideration of approximately $7.0 million, excluding the value of RMS common stock options to be provided to RMS optionholders in exchange for their RMS common stock options. The consideration was paid by delivery of an aggregate of 1,900,157 shares of Company Common Stock, and $0.7 million in cash to certain RMS stockholders who elected cash. Options for 546,250 shares of RMS common stock, with an exercise price of $0.065 per share, accelerated and vested immediately prior to the completion of the Merger. Of these, 1,250 were exercised, and holders received the same consideration for their shares of RMS Common Stock as other holders of RMS Common Stock. The options not exercised prior to the completion of the Merger were assumed by the Company and converted into options to purchase $2.00 of Company common stock at the same exercise price, which resulted in the conversion of an aggregate of 317,775 share of the Company's Common Stock.

         In addition, the former RMS stockholders and optionholders may receive product development milestone payments of $2.00 for each share of RMS preferred stock and $3.00 for each share of RMS common stock. The milestone payments may be increased up to 30%, or reduced or eliminated if the milestones are reached earlier or later, respectively, than the milestone target dates. The milestones represent important steps in the United States Food and Drug Administration and European approval process which the Company determined was critical to bringing the Company's technology to the marketplace. The Company did not achieve its initial three milestones which had target dates of April 30, 1999, June 30, 2000 and September 30, 2000, respectively. Therefore, potential product development milestone payments have been reduced to $.4615 per share for preferred stock and $.6923 for common stock.

         Michael R. Henson, currently the Chairman of the Board of the Company, served as Chairman of the Board and Chief Executive Officer of RMS from June 1998 until March 1999. Prior to the merger, Mr. Henson owned 300,000 shares of RMS Common Stock, acquired in June 1998 for $0.065 per share in return for agreeing not to take a salary from RMS. Mr. Henson also owned 15,500 shares of Radiance Series A Preferred Stock, and options to purchase 135,000 shares of Radiance Common Stock. In addition, Mr. Henson's wife owned options to purchase an additional 40,000 shares of Radiance Common Stock. As a result of the merger, Mr. Henson and his wife received an aggregate of 194,143 shares of the Company's common stock, and depending upon the achievement by the Company of the final product development milestone, are entitled to receive up to an additional 104,122 shares of the Company's common stock. In addition, pursuant to the merger, options held by Mr. Henson and his wife were converted into an aggregate of 102,040 options to purchase shares of the Company's common stock at an exercise price of $0.11.

         Maurice Buchbinder, M.D., who was appointed to the Board of Directors of the Company after completion of the merger, was the largest stockholder in RMS (other than the Company) and owned 769,230 shares of Series A Preferred Stock of RMS and options to purchase 160,000 shares of Common Stock of RMS.. In addition, Dr. Buchbinder was a director of RMS. As a result of the merger, Dr. Buchbinder received an aggregate of 693,000 shares of the Company's common stock, and depending upon the achievement by the Company of the final product development milestone, is entitled to receive up to an additional 139,871 shares of the Company's common stock. In addition, pursuant to the merger, Dr. Buchbinder's options were converted into 93,294 options to purchase shares of the Company's common stock at an exercise price of $0.11. In addition to receiving the merger consideration in exchange for his capital stock of RMS, the Company agreed to appoint Dr. Buchbinder the Medical Director of the Company for a period of four years on a consulting basis, pursuant to which he received a grant of an option to purchase 50,000 shares of the Company's common stock at an exercise price of $3.63.

         Prior to the merger, Gerard von Hoffmann, a director of the Company, owned 16,000 shares of Radiance Series A Preferred Stock and options to purchase 20,000 shares of Radiance Common Stock. As a result of the merger, Mr. von Hoffmann received an aggregate of 14,414 shares of the Company's common stock, and depending upon the achievement by the Company of the product development milestones, is entitled to receive up to an additional 34,868 shares of the Company's common stock. In addition, pursuant to the merger, Mr. von Hoffmann's options were converted into 11,661 options to purchase shares of the Company's common stock at an exercise price of $0.11.

         Jeffrey O'Donnell, currently a director who also served as Chief Executive Officer and President of Radiance from June 1998 until March 1999, and Jeffery Thiel, currently President and Chief Executive Officer, each had options to purchase 5,000 shares of RMS Common Stock that were granted by the Board of Directors of RMS in exchange for providing certain management services relating to research and development, regulatory, manufacturing and marketing.

         Other than the officer loan described below under Executive Compensation and Related Information and the RMS transaction described above, the Company was not involved in any transaction during the fiscal year ended December 31, 1998 in which a director, officer or greater than 5% stockholder had a direct or indirect material interest involving an amount in excess of $60,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors, on recommendation of Radiance's management, has selected PricewaterhouseCoopers LLP to continue as independent auditors for the 2001 fiscal year. Radiance is asking the stockholders to ratify the selection by the Board of Directors of Pricewaterhouse- Coopers LLP as independent auditors to audit the consolidated financial statements of Radiance for the fiscal year ending December 31, 2001 and to perform other appropriate services. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. Radiance has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any material relationship with Radiance nor any affiliate of Radiance.

AUDIT FEES

         Audit fees billed or expected to be billed to Radiance by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal year ended December 31, 2000 and for reviews of our financial statements included in our quarterly reports on Form 10-Q for the last fiscal year totaled $67,000, of which $24,300 had been billed by 12/31/00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed or are expected to be billed to Radiance by PricewaterhouseCoopers LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to Radiance by PricewaterhouseCoopers LLP for all other non-audit services, including our secondary offering and tax-related services, provided during the last fiscal year totaled $177,000. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence and believes that the provision of such services is compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                                     GENERAL

      SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information known to Radiance regarding the ownership of Radiance's Common Stock as of March 15, 2001 by (i) each stockholder known to Radiance to be a beneficial owner of more than five percent (5%) of Radiance's Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as such term is defined under the caption "Executive Compensation and Related Information") and (iv) all current directors and officers of Radiance as a group.

                                                   NUMBER OF
                                                     SHARES           PERCENT OF
                                                  BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS                                    OWNED(1)          SHARES(2)
----------------                                  ------------       -----------
William Harris Investors(3)                         772,205             5.9%
  Two North La Salle Street, Suite 400
  Chicago, IL 60602

Michael R Henson(4)                                 588,434             4.5%
  13900 Alton Parkway, Ste. 122
  Irvine, CA 92618

Joseph Bishop (5)                                    37,971              *

Franklin D. Brown(6)                                 42,500              *

Maurice Buchbinder, M.D.(7)                         855,357             6.5
  13900 Alton Parkway, Ste. 122
  Irvine, CA 92618

William G. Davis(8)                                  50,430              *

Gerard von Hoffmann(9)                               75,429              *

Stephen R. Kroll(10)                                112,933              *

Edward M. Leonard(11)                                71,192              *

Jeffrey F. O'Donnell(12)                            249,289             1.9

Edward F. Smith III(13)                               2,588              *

Jeffrey H. Thiel(14)                                135,012             1.0

All directors and officers as a group             2,301,056            16.5%
  (13 persons)(15)

Total Principal Stockholders                      3,813,161            29.2%

--------------
  *  Represents beneficial ownership of less than 1%.

 (1) The number of shares of Common Stock beneficially owned includes any shares issuable pursuant to stock options that may be exercised within 60 days after March 15, 2001. Shares issuable pursuant to such options are deemed outstanding for computing percentage of the person holding such options but are not deemed to be outstanding for computing the percentage of any other person.

 (2) Applicable percentages are based on 13,067,226 shares plus the number of shares such individual can acquire within 60 days of March 15, 2001.

 (3) Pursuant to a Schedule 13G filed with the Commission on February 12, 2001, William Harris Investors reported that it had shared voting and sole dispositive power over 772,205 shares.

 (4) Include 72,292 shares subject to options exercisable within 60 days after March 15, 2001.

 (5) Includes 32,646 shares subject to options exercisable within 60 days after March 15, 2001.

 (6) Includes 37,500 shares subject to options exercisable within 60 days after March 15, 2001.

 (7) Includes 152,357 shares subject to options exercisable within 60 days after March 15, 2001.

 (8) Includes 43,500 shares subject to options exercisable within 60 days after March 15, 2001. Mr. Davis shares voting and investment power with his spouse as co-trustee with respect to 6,930 shares held in a revocable trust.

 (9) Includes 37,500 shares subject to options exercisable within 60 days after March 15, 2001.

(10) Includes 87,813 shares subject to options exercisable within 60 days after March 15, 2001. Mr. Kroll shares voting and investment power with his spouse as co-trustee with respect to 25,120 shares, which are held in a revocable trust.

(11) Includes 37,500 shares subject to options exercisable within 60 days after March 15, 2001. Mr. Leonard shares voting and investment power as a beneficiary with respect to 22,807 shares held in a retirement trust. Mr. Leonard disclaims beneficial ownership with respect to 200 shares held by his spouse and 3,000 shares held as custodian for his minor children under the Uniform Gift to Minors Act.

(12) Includes 244,478 shares subject to options exercisable within 60 days after March 15, 2001.

(13) Includes 20,521 shares subject to options exercisable within 60 days after March 15, 2001.

(14) Includes 110,231 shares subject to options exercisable within 60 days after March 15, 2001. Mr. Thiel shares voting and investment power with his spouse as co-trustee with respect to 24,781 shares, which are held in a revocable trust.

(15) Includes 904,672 shares subject to options exercisable within 60 days after March 15, 2001.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following table sets forth the salary and bonus earned for the three fiscal years ended December 31, 2000, by the Company's Chief Executive Officer, Mr. Thiel and executive officers whose salary and bonus for the 2000 fiscal year exceeded of $100,000. All the individuals named in the table are referred to in this Proxy Statement as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
                                                   -----------------------------------
                                                                               SHARES
    NAME AND                                                                 UNDERLYING
PRINCIPAL POSITION                        YEAR     SALARY(1)      BONUS(2)     OPTIONS
------------------                        ----     ---------      --------   ----------
Michael R. Henson(*)                      2000      345,046(3)     92,400     135,000
   Chairman of the Board,                 1999      264,000        84,480     123,125
   Chief Executive Officer                1998      220,000        77,000      55,000

Jeffrey H. Thiel(**)                      2000      178,286        58,500     248,000
   President, Chief Executive             1999      173,092        41,542     173,000
   Officer                                1998      132,692        26,640      98,000

Stephen R. Kroll(***)                     2000      177,300        52,750     160,000
   Vice President, Finance and            1999      173,846        41,723     145,000
   Administration, Chief Financial        1998      108,462        21,697      60,000
   Officer and Secretary

Edward F. Smith III,Phd(****)             2000      149,259        31,500      65,000
   Vice President, Research and           1999       30,692         7,000      55,000
   Development                            1998           --            --          --

Brett A. Trauthen(*****)                  2000      128,285        32,500      70,000
   Vice President, Clinical Affairs       1999      105,192        21,011     100,816
                                          1998           --            --          --

---------------

(*) Mr. Henson served as the Chief Executive Officer of the Company from January thru June 1998 and from March 1999 through December 2000.

(**) Mr. Thiel was elected Chief Executive Officer effective January 1, 2001 and has served as President and Chief Operating Officer since October 1999. Previously he held the position of Executive Vice President, Operations.

(***) Mr. Kroll was hired by the Company as Vice President, Finance and Administration, Chief Financial Officer and Secretary in April 1998.

(****) Dr. Smith was hired by the Company as Vice President, Research and Development in 1999.

(*****) Mr. Trauthen joined the Company as Vice President, Clinical Development in January 1999 following our merger with the former Radiance.

(1) Includes amounts contributed by the Named Executive Officers to the Company's 401(K) Plan.

(2) Represents amounts paid in subsequent fiscal year for work performed in prior fiscal year.

(3)       Includes payment of $81,286 of accrued vacation.

STOCK OPTIONS

         The following table provides information with respect to the stock option grants made during the 2000 fiscal year under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Executive Officers. No stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                INDIVIDUAL GRANTS
                            ----------------------------------------------------------        POTENTIAL REALIZABLE
                                            % OF TOTAL                                           VALUE AT ASSUMED
                              NUMBER OF       OPTIONS                                         ANNUAL RATES OF STOCK
                             SECURITIES      GRANTED TO                                         PRICE APPRECIATION
                             UNDERLYING      EMPLOYEES       EXERCISE OR                         FOR OPTION TERM
                              OPTION         IN FISCAL       BASE PRICE     EXPIRATION       ------------------------
      NAME                   GRANTED(1)       YEAR(2)         ($/SH)(3)        DATE          5%($)(4)       10%($)(4)
      ----                   ----------     -----------      -----------    ----------       --------       ---------
Michael R. Henson              15,000             5              7.00          6/5/10        $ 66,034       $167,343

Jeffrey H. Thiel               15,000             5              7.00          6/5/10          66,034        167,343
                               60,000            21              6.38        11/13/10         240,552        609,606

Stephen R. Kroll               15,000             5              7.00          6/5/10          66,034        167,343

Edward F. Smith III            10,000             4              7.00          6/5/10          44,023        111,562

Brett Trauthen                 10,000             4              7.00          6/5/10          44,023        111,562


------------------
(1) The option listed in the table was granted under the Company's 1996 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee's completion of one year of service measured from the date of grant, and the balance are exercisable in a series of successive equal monthly installments upon the optionee's completion of each additional month of service over the next 36 months thereafter.

(2) Based upon options granted for an aggregate of 282,000 shares to employees in 2000, including the Named Executive Officers.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company also may finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee of the Board of Directors, as the Plan Administrator of the Company's 1996 Stock Option/Stock Issuance Plan, has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

         The table below sets forth information concerning the exercise of options during the 1999 fiscal year and unexercised options held by the Named Executive Officers as of the end of such year. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year or were outstanding at the end of that year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                            SHARES        AGGREGATE        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           ACQUIRED         VALUE             OPTIONS AT FY-END          OPTIONS AT FY-END($)(2)
                          ON EXERCISE      REALIZED       --------------------------   --------------------------
     NAME                   EXERCISE        ($)(1)        EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
     ----                 -----------     ---------       -----------  -------------   -----------  -------------
Michael R. Henson            3,125          17,187           60,834        74,166         24,135       25,520
Jeff Thiel                       0               0           93,457       154,543         44,011       43,335
Stephen R. Kroll                 0               0           73,749        86,251         60,161       72,929
Edward F. Smith III              0               0           14,792        50,208              0            0
Brett Trauthen                   0               0           23,125        46,875         19,766       21,484

--------------------
(1) Based on the fair market value on the date of exercise less the exercise price payable for such shares.

(2) Based on the fair market value of the Company's Common Stock at year-end, $4.94 per share, less the exercise price payable for such shares.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

         Radiance has entered into employment agreements, which include change of control provisions with 7 of its senior executives including Mr. Henson, Mr. Thiel and the other named Executive Officers. The agreements are for a term of one year and are "evergreen" so that the remaining term is always one year. Under the terms of the agreements, the officers are granted a base salary which may be increased subject to review annually by the Compensation Committee of the Board of Directors. The agreements also specify the officers participation percentage in the incentive compensation plan of the Company and rights to participate in other benefit plans. Pursuant to the employment agreements, Mr. Henson is not entitled to a bonus. Mr. Thiel is entitled to earn a bonus of up to 35% of base salary. Mr. Kroll is entitled to earn a bonus of up to 30% of base salary, and Mssrs. Smith and Trauthen are entitled to earn bonuses of up to 25% of base salary.

         Pursuant to the agreements, the Company may terminate each officer at any time upon at least thirty (30) days written notice. If such termination is without cause, each such Officer is entitled to received a severance amount equal to his then current base salary payable for the remainder of the term and all of his stock options shall accelerate and automatically vest by one additional year, and such options otherwise shall be exercisable in accordance with their terms. In addition, the agreements provide that in the event of a change of control or acquisition of the Company during the term of his employment, all options shall vest in full and all rights of the Company to repurchase restricted stock shall terminate. In addition, each officer's compensation and benefits will be continued for 1 year following termination. A change of control is triggered by: (i) the acquisition by any person of beneficial ownership of 50% or more of the voting power of the Company's outstanding securities pursuant to a transaction which the Board of Directors does not recommend to the stockholders; (ii) a change in the majority of the incumbent members of the Board of Directors (unless such change is approved by a majority of the incumbent members); (iii) a merger of the Company pursuant to which more than 50% of the voting power is transferred to a third party, in a transaction approved by the stockholders; and (iv) the sale, transfer or other disposition of substantially all of the Company's assets in complete liquidation or dissolution of the Company, in a transaction approved by the stockholders.

OFFICER LOANS

         On January 24, 1997, the Company loaned $100,000 to Jeffrey H. Thiel, the Company's President. The note was secured by a second deed of trust on Mr. Thiel's home and has a five-year term with interest compounding semi-annually at 6%. The principal and interest will be due January 24, 2002.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the authority to administer the Radiance 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         General Compensation Policy. The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of Radiance as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Radiance stockholders.

         Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

         Base Salary. The base salary levels for the executive officers were established by the Board for the 2000 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

         Annual Incentive Compensation. The Radiance Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee's recommendations are based upon the extent to which financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 2000, the performance targets for each of the Named Executive Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

         Long-Term Incentive Compensation. The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Radiance from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in Radiance. The Company has established general guidelines for making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of Radiance Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

         CEO Compensation. The Compensation Committee set the base salary for Michael R. Henson, the Company's Chief Executive Officer during 2000, and Jeffrey H. Thiel, the Company's Chief Executive Officer commencing January 1, 2001, at a level which is designed to provide a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with each such individual's experience. Mr. Henson's experience in the industry as a chief executive officer of various companies during a period of over fifteen years, and Mr. Thiel's experience at the Company and his work on several corporate transactions during the fiscal year, were important factors in setting the total compensation for each individual. The Compensation Committee did not intend to have the base salary component of compensation affected to any significant degree by Company performance. The Company granted Mr. Henson and Mr. Thiel, 15,000 and 75,000 options respectively, both as recognition of their service to the Company during the fiscal year and as an incentive to participate in the success and increased value of the Company, and to align their interests with the long-term interest of the Company's stockholders.

         Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The Company's 1996 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.


                                             COMPENSATION COMMITTEE

                                             Franklin D. Brown
                                             Maurice Buchbinder, MD
                                             Jeffrey F. O'Donnell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee in fiscal 2000 were Maurice Buchbinder, M.D; Franklin D. Brown and Jeffrey F. O'Donnell. Jeffrey F. O'Donnell served as the Company's President and Chief Executive Officer until March 1999. Dr. Buchbinder served as the Medical Director of the Company on a consulting basis, pursuant to which he received in January 1999 a grant of an option to purchase 50,000 shares of the Company's common stock at an exercise price of $3.63 per share. In February 2000 he received a grant of an option to purchase 30,000 shares at an exercise price of $6.59 per share. No other member of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of Radiance.

         No executive officer of Radiance served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

         The graph depicted below shows Radiance's stock price as an index assuming $100 invested on June 19, 1996 (the date of Radiance's initial public offering), along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market and the Hambrecht & Quist Incorporated Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). This information has been provided to Radiance by Hambrecht & Quist Incorporated.

                   JP MORGAN H&Q INDEX PRODUCTS AND SERVICES:
                       2001 PROXY PERFORMANCE GRAPH DATA
                              MONTHLY DATA SERIES
                                  ACTUAL PRICES

                                                  JP Morgan
                                                     H&Q
            Radiance                              Healthcare
            Medical           Nasdaq Stock        Excluding
Dates       Systems            Market-U.S.         Biotech
-----       -------           ------------        ----------
######       12.00              388.722             622.29
Jun-96       12.25              391.219             626.60
Jul-96       12.75              356.396             573.92
Aug-96       15.00              376.421             611.37
Sep-96       15.25              405.205             687.63
Oct-96       13.00              400.701             651.84
Nov-96       12.25              425.541             671.95
Dec-96       13.00              425.181             691.89
Jan-97       10.25              455.348             729.63
Feb-97       10.75              430.146             717.64
Mar-97       10.00              402.095             657.22
Apr-97        7.13              414.631             671.78
May-97        7.75              461.591             738.29
Jun-97        7.88              475.783             786.79
Jul-97        9.06              525.909             830.12
Aug-97        7.75              525.122             788.53
Sep-97        8.00              556.242             824.65
Oct-97        6.75              527.263             783.90
Nov-97        5.50              530.048             798.53
Dec-97        5.50              520.755             824.54
Jan-98        4.25              537.248             826.16
Feb-98        4.81              587.731             902.56
Mar-98        5.16              609.454             937.56
Apr-98        6.00              619.756             967.13
May-98        6.63              585.322             928.87
Jun-98        5.56              626.275             955.25
Jul-98        5.06              618.968             937.63
Aug-98        3.38              496.275             779.66
Sep-98        3.88              565.127             843.23
Oct-98        3.06              589.955             888.14
Nov-98        4.13              649.938             942.34
Dec-98        3.06              734.376            1001.88
Jan-99        3.69              840.971             958.36
Feb-99        4.25              765.661             931.07
Mar-99        4.13              823.596             954.53
Apr-99        3.00              850.128             955.85
May-99        2.75              826.583             951.09
Jun-99        2.94              900.956             979.51
Jul-99        3.00              884.708             957.09
Aug-99        5.25              922.119             937.85
Sep-99        6.75              923.386             846.10
Oct-99        5.13              997.393             830.81
Nov-99        5.50             1118.741             876.73
Dec-99        4.94             1364.746             875.33
Jan-00        7.50             1314.116             902.82
Feb-00        9.00              1563.80             881.60
Mar-00        9.50             1531.672             928.87
Apr-00        8.75             1288.290             990.00
May-00        9.03             1132.880            1030.66
Jun-00        8.50             1331.669            1128.14
Jul-00       11.75             1259.521            1143.66
Aug-00       13.81             1408.339            1181.99
Sep-00       11.63             1225.310            1253.11
Oct-00        8.63             1124.218            1293.55
Nov-00        5.94              866.770            1319.77
Dec-00        5.00              821.146            1369.34

                   JP MORGAN H&Q INDEX PRODUCTS AND SERVICES:
                        2001 PROXY PERFORMANCE GRAPH DATA
                               MONTHLY DATA SERIES


         SCALED PRICES: Stock and index prices scaled to 100 at 6/19/96

                                                      JP Morgan
                                                         H&Q
               Radiance                               Healthcare
               Medical           Nasdaq Stock         Excluding
Dates          Systems            Market-U.S.          Biotech
-----          -------           ------------         ----------
######          100.00              100.00              100.00
Jun-96          102.08              100.64              100.69
Jul-96          106.25               91.68               92.23
Aug-96          125.00               96.84               98.24
Sep-96          127.08              104.24              110.50
Oct-96          108.33              103.08              104.75
Nov-96          102.08              109.47              107.98
Dec-96          108.33              109.38              111.18
Jan-97           85.42              117.14              117.25
Feb-97           89.58              110.66              115.32
Mar-97           83.33              103.44              105.61
Apr-97           59.38              106.67              107.95
May-97           64.58              118.75              118.64
Jun-97           65.63              122.40              126.43
Jul-97           75.52              135.29              133.40
Aug-97           64.58              135.09              126.71
Sep-97           66.67              143.10              132.52
Oct-97           56.25              135.64              125.97
Nov-97           45.83              136.36              128.32
Dec-97           45.83              133.97              132.50
Jan-98           35.42              138.21              132.76
Feb-98           40.10              151.20              145.04
Mar-98           42.97              156.78              150.66
Apr-98           50.00              159.43              155.41
May-98           55.21              150.58              149.27
Jun-98           46.35              161.11              153.50
Jul-98           42.19              159.23              150.67
Aug-98           28.13              127.67              125.29
Sep-98           32.29              145.38              135.50
Oct-98           25.52              151.77              142.72
Nov-98           34.38              167.20              151.43
Dec-98           25.52              188.92              161.00
Jan-99           30.73              216.34              154.00
Feb-99           35.42              196.97              149.62
Mar-99           34.38              211.87              153.39
Apr-99           25.00              218.70              153.60
May-99           22.92              212.64              152.84
Jun-99           24.48              231.77              157.40
Jul-99           25.00              227.59              153.80
Aug-99           43.75              237.22              150.71
Sep-99           56.25              237.54              135.96
Oct-99           42.71              256.58              133.51
Nov-99           45.83              287.80              140.89
Dec-99           41.15              351.09              140.66
Jan-00           62.50              338.06              145.08
Feb-00           75.00              402.29              141.67
Mar-00           79.17              394.03              149.27
Apr-00           72.92              331.42              159.09
May-00           75.26              291.44              165.62
Jun-00           70.83              342.58              181.29
Jul-00           97.92              324.02              183.78
Aug-00          115.10              362.30              189.94
Sep-00           96.88              315.21              201.37
Oct-00           71.88              289.21              207.87
Nov-00           49.48              222.98              212.08
Dec-00           41.67              211.24              220.05

Note: Assumes $100 invested on 6/19/96 in Radiance and in the CRSP Total Return
      Index for Nasdaq Stock Market and the H&Q Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). Assumes Reinvestment of Dividends on a daily basis.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                             DEADLINE FOR RECEIPT OF
                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any Stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders should arrange for such proposal to be delivered to Radiance at its principal place of business no later than January 6, 2002, in order to be considered for inclusion in Radiance's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations.

         Rule 14a-4(c)(1) governs Radiance's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in Radiance's proxy statement. The rule provides that if a proponent of a proposal fails to notify Radiance at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then Radiance will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to Radiance's 2001 Annual Meeting of Stockholders, if Radiance is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in Radiance's proxy statement, by March 26, 2001, Radiance will be allowed to use its voting authority as outlined.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Stephen R. Kroll
                                             Secretary


May 2, 2001

                                                                       EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                       OF

                         RADIANCE MEDICAL SYSTEMS, INC.

I. AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

o   Monitor the Company's compliance with financial regulatory requirements.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the independence and experience requirements of the requirements of the Nasdaq National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Board of Directors, or the Nominating Committee if one exists. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet as frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee, to discuss any matters that the Committee or each of these groups believe should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee responsibilities and duties shall include the following:

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 as amended (see item 8). The Chair of the Committee or other designated member may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

7. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61, as amended.

8. Determine, as regards to new transactions or events, the auditors' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

9. Inquire as to the auditors' views about how the Company's choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

10. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement and shall state whether the Audit Committee have:

o   Reviewed and discussed the audited financial statements with management;

o Discussed with the independent auditors the matters required to be discussed by SAS 61 as amended; and

o Received certain disclosures from the auditors regarding their independence as required by the ISB 1, and state whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report filed with the SEC based upon such disclosure.

11. Review financial and accounting personnel succession planning within the company.

12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                      PROXY

                         RADIANCE MEDICAL SYSTEMS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on June 5, 2001 and the proxy statement and appoints Michael R. Henson and Stephen R. Kroll, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Radiance Medical Systems, Inc. ("Radiance") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Radiance to be held at the Company's offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618 on Tuesday, June 5, 2001 at 9:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


             Please mark your votes as indicated in [X] this example

1. ELECTION OF DIRECTORS INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:

                             WILLIAM G. DAVIS
                             MICHAEL R. HENSON
                             JEFFREY H. THIEL

                                   WITHHOLD
         FOR                      AUTHORITY
     all nominees                to vote for
     listed below                all nominees                EXCEPTIONS

         [ ]                         [ ]                        [ ]

2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

         FOR                       AGAINST                    ABSTAIN

         [ ]                         [ ]                        [ ]

The Board of Directors recommends a vote FOR each of the director nominees listed above and FOR the other proposal set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposal 2 and FOR each of the nominees listed under Proposal No. 1 if no specification is made. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDER ON SUCH MATTERS OTHER THAN THE TWO SPECIFIC ITEMS AS MAY COME BEFORE THE MEETING.

PLEASE RETURN YOUR EXECUTED PROXY TO RADIANCE'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO RADIANCE, ATTENTION: SECRETARY.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:


--------------------------------------------------------------------------------
               (Print name(s) as it (they) appear on certificate)


Dated:                         Signature(s):
      -----------------------               ------------------------------------

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -